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                                                                    Exhibit 25.2

                               Registration No.:

________________________________________________________________________________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)______

                           WILMINGTON TRUST COMPANY
              (Exact name of trustee as specified in its charter)

       Delaware                                        51-0055023
(State of incorporation)                    (I.R.S. employer identification no.)

                              Rodney Square North
                           1100 North Market Street
                          Wilmington, Delaware 19890
                   (Address of principal executive offices)

                              Cynthia L. Corliss
                       Vice President and Trust Counsel
                           Wilmington Trust Company
                              Rodney Square North
                          Wilmington, Delaware 19890
                                (302) 651-8516
           (Name, address and telephone number of agent for service)


                              GREATER BAY BANCORP

              (Exact name of obligor as specified in its charter)



     California                                        77-0487041
(State of incorporation)                    (I.R.S. employer identification no.)


     2860 West Bayshore Road
     Palo Alto, California                                       94303
(Address of principal executive offices)                       (Zip Code)

         Exchange Junior Subordinated Debenture of Greater Bay Bancorp
                      (Title of the indenture securities)

                                      -1-
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ITEM 1.  GENERAL INFORMATION.

              Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              Federal Deposit Insurance Co.    State Bank Commissioner
              Five Penn Center                 Dover, Delaware
              Suite #2901
              Philadelphia, PA

         (b)  Whether it is authorized to exercise corporate trust powers.


              The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

              If the obligor is an affiliate of the trustee, describe each affiliation:

              Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.  LIST OF EXHIBITS.

              List below all exhibits filed as part of this Statement of Eligibility and Qualification.

         A. Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers.
         B.   Copy of By-Laws of Wilmington Trust Company.
         C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
         D.   Copy of most recent Report of Condition of Wilmington Trust
              Company.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 11th day of September, 2000.


                                                  WILMINGTON TRUST COMPANY
[SEAL]

Attest: /s/ Patricia A. Evans                     By: /s/ Donald G. MacKelcan
        ----------------------                        --------------------------
     Assistant Secretary                          Name: Donald G. MacKelcan
                                                  Title: Vice President